UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2006

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 14, 2006, Smart Commerce, Inc., a wholly-owned subsidiary of Smart Online, Inc., assigned a 70% interest in five separate service contracts with total payables from customers over the lives of the contracts of $345,898 to a factor in exchange for $195,882. As a result of this arrangement, Smart Commerce, Inc. will record a debt payable to the factor in the amount of $231,599, which will become due in monthly installments over a period of 36 months. The obligations of Smart Commerce, Inc. are secured by a security interest in the equipment provided to customers under the five contracts. This debt will appear on Smart Online, Inc.'s consolidated balance sheet and will reduce the amount of future revenue Smart Commerce, Inc. derives from these five customer contracts. The cash acquired from the factor will be used to fund current operations of Smart Commerce, Inc. and Smart Online, Inc. Should any customer fail to make their scheduled payments, Smart Commerce, Inc. will be liable to the factor for the full amount of the interest assigned to the factor.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

February 21, 2006	By:	/s/ Michael Nouri

Name: Michael Nouri
Title: President and Chief Executive Officer